UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 14, 2013

Indo Global Exchange(s) Pte. Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146 Surabaya – Indonesia
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62-2125555600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

 Appointment of Director

Effective October 14,  2013, John Sofarnos was appointed as a member of the Company’s Board of Directors (the “Board”)  to fill a vacant seat currently available on the Company’s Board effective immediately.

Mr. Sofarnos, age 51,  does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding pursuant to which Mr. Sofarnos was appointed as a member of the Board.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  It is contemplated that Mr. Sofarnos may serve on certain committees of the Board, but no such committee appointments have been made at this time.

Professional History

Mr. Sofarnos has 27 years of experience as an entrepreneur, executive and strategic leader in the management,  operation and development of a number of businesses within the online sales & marketing, finance and automotive sectors in Australia. Most recently, he held the position of Managing & Executive Director of Australian Stock Report (ASR) of Melbourne (2008-2013). ASR is one ofthe nation's leading provider of online financial & stock market research, education and brokerage services to the retail sector. Mr. Sofarnos undertook the development of a 6 year strategic business plan culminating in a transaction that maximized shareholder value through the successful sale of the business to a large financial services group on July ls1 2013 and engaged as a consultant to ASR until 26th December 2013.

Previously Mr. Sofarnos was a director and shareholder at WorldMark Group Pty Ltd. (Melbourne, 1999-2007) which represented a global collection of boutique business brands including Tint a Car & MotorOne supplying automotive aftercare products and services through retail and wholesale distribution channels with revenues exceeding AUD $100 million annually. As a divisional GM of WorldMark Australia, he led wholesale operations across Australia and New Zealand. Prior to this (1999-2003) he was Chief Operating Officer and responsible for day-to-day operations of all divisions of WorldMark Australia. Prior to 1999, Mr. Sofarnos was both a franchisee and national franchisee manager at a national sector-leading automotive services venture. None of the aforementioned entities are an affiliate of the Company.

He has held a number of board positions in privately owned Australia companies, including WorldMark Group PIL. Australian Stock Report Ltd, HC Securities PIL & Independent Advisor Solutions PIL.

Educated at Carey Baptist Grammar School (1975- 1980), HSC (1980) and Swinburne Institute of Technology (1981 - 1985) Marketing & Accounting.

The Board believes that Mr. Sofarnos' extensive business experience will be helpful in achieving the Company's goals.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1	Press Release, dated October 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indo Global Exchange(s) Pte. Ltd.

Date: October 23, 2013	By:	/s/John F. O'Shea
Name: John F. O'Shea
Title: President and Chief Executive Officer